EXHIBIT 99.1
                                                                    ------------


To All "Team" Anteon Employees:

                  Yesterday, the Anteon Board of Directors approved the sale of the company to General Dynamics. I want to be the first person to tell you about the transaction and why your executive team fully supports it. I'm going to tell you how this will enhance our stature in the marketplace, and how it will ensure that our customers and employees continue to be the most important parts of our business model.

                  Over the past ten years, Anteon has been one of the most successful companies in the federal services marketplace. What made us so? In our opinion, it's a short list of critical elements: first and foremost, attracting great people and giving them the opportunity to succeed; appropriate investment of our internal resources; dedication to our customers' missions; internal integration; branding our success; and teamwork. We have mixed these attributes to perfection, creating a high growth engine that has captured leading positions in some of the most important national security markets...missile defense, intelligence, simulation and training, secure credentialing, ship design and modernization; and many others. However, our work is not done.

                  For the past eighteen months, we have been briefing our board of directors on the need for Anteon to achieve "tier one" status. Because we believe the systems integration and services market is moving rapidly in the direction of the mega players, particularly in the mission systems and warfighter support arena, we set Anteon's sights on achieving this status. There are a number of ways to accomplish this, of course, including: internal growth; large acquisitions; mergers of equals; and being acquired by a tier one company. We told the board that we would not endorse an effort to put the company up for sale and, so, the last year and a half has been dedicated to searching for larger companies to acquire, seeking merger partners and, of course, growing organically as fast as we could reasonably do so. We have met with many companies about their strategic objectives and corporate goals. The right transaction, a strategic deal that would create market penetration and be right for our employees and customers, continued to elude us. In the meantime, you have all done a superb job of serving the customer, growing the business, and advancing our position in the market.

                  A short while ago, we were approached by several large "tier one" companies that wanted to talk about acquiring Anteon. As officers of a public company, we have a fiduciary responsibility to carefully consider opportunities that could lead to maximizing shareholder value, and we have a responsibility to advise our board of directors when such an opportunity presents itself. We thought deeply about current market trends as well as the opportunity to institutionalize the national security profile created by Anteon over these many years. We met with General Dynamics and listened to their strategic rationale for such a transaction, and we were more than intrigued. As we talked about a union, it became apparent to us that General Dynamics was truly a giant in the aerospace and defense world, and that they had a void when it came to mission systems and integration services for DoD, military intelligence systems, DHS, and civilian agency IT...a void that Anteon filled perfectly. In fact, General Dynamics has a first class IT network services/communications group that fills a void we have had here at

Anteon for a long time. In short, after much discussion between our two management teams, it became evident that this was an opportunity to marry our world class systems integration/engineering and IT services program base with a global tier one aerospace and defense brand name. We believe this union will be very beneficial for both of the companies, employees and customers alike. Together we will be a formidable competitor for large scale opportunities in the defense, intelligence, homeland security and civilian agencies markets.

                  Now it's time to focus on the future. Together, we can continue the great legacy Anteon has created over these many years of dedication, loyalty, and superb performance for our customers. We are going to operate as a wholly-owned subsidiary of General Dynamics. Tell your customers that they are going to get the same high level of support from you they have become accustomed to receiving. Tell them we expect to be able to support their broader mission requirements with expanded technical capabilities. We are a company on the move, positioning our people to serve the requirements of the 21st century. We are a company of patriots serving our nation's interests around the globe, and proud of it.

                  In the weeks to come, we will communicate with you regarding all aspects of this transaction. Your questions will be answered and the strategy will begin to unfold. In the meantime, we need to stick to our business at hand...pursuing our new opportunities pipeline and focusing on performance and customer satisfaction.



                  Joe Kampf

                  President and CEO



CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

                  Statements herein regarding the proposed transaction between Anteon International Corporation and General Dynamics Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Anteon International Corporation management's future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Anteon International Corporation's management and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Anteon International Corporation stockholders to approve the transaction. Additional factors that may affect future results are contained in Anteon International Corporation's filings with the

Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2004, which are available at the SEC's Web sitehttp://www.sec.gov. The information set forth herein speaks only as of the date hereof, and Anteon International Corporation disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

                  In connection with the proposed transaction, Anteon International Corporation plans to file with the SEC a Proxy Statement. INVESTORS AND SECURITY HOLDERS OF ANTEON INTERNATIONAL CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANTEON INTERNATIONAL CORPORATION, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final Proxy Statement will be mailed to stockholders of Anteon International Corporation. Investors and security holders of Anteon International Corporation will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Anteon International Corporation, without charge, at the SEC's Internet site (http://www.sec.gov . These documents may also be obtained for free from Anteon International Corporation by directing a request to Anteon International Corporation, Investor Relations, 3211 Jermantown Road, Fairfax, Virginia22030-2801or at Anteon International Corporation's Investor Relations page on its corporate website atwww.anteon.com.

PARTICIPANTS IN SOLICITATION

                  Anteon International Corporation and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Anteon International Corporation's stockholders in respect of the proposed transaction. Information regarding Anteon International Corporation's participants is available in Anteon International Corporation's proxy statement, dated April 22, 2005, for its 2005 annual meeting of stockholders, which is filed with the SEC. Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.